Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077



For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE


  TRANSACTION SYSTEMS ARCHITECTS, INC. ANNOUNCES TERMINATION OF SECURITIES AND
                        EXCHANGE COMMISSION INVESTIGATION


(OMAHA, Neb.--April 14, 2004)--Transaction Systems Architects, Inc. (Nasdaq:
TSAI), a leading global provider of enterprise e-payments and e-commerce software, announced today that it had received a letter from the Securities and Exchange Commission ("SEC") indicating that they had terminated its investigation and no enforcement action has been recommended.

The company announced on August 8, 2003 that it was informed that the SEC had issued a formal order of private investigation relating to the company's restatement of prior period financial statements.

"We are very pleased with the SEC's decision not to recommend any enforcement action and happy that this matter was resolved quickly," said Gregory D. Derkacht, President and CEO. "With this investigation behind us, we will look forward to continuing to focus on our business and our leadership position in the e-payments market."


About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Our products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,680 product systems in 74 countries on six continents.